Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints David Shen and Jeff Glat, each signing singly, and with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact to:

(i)	Execute for an on behalf of the undersigned, in the undersigned’s capacity as a director, officer of beneficial owner of shares of stock of OCA Acquisition Corp., a Delaware exempted company (the “Company”), any Schedule 13D of Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements) required to be filed by the undersigned under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and any Forms 3, 4 and 5 and any amendments, supplements or exhibits thereto required to be filed by the undersigned under Section 16(a) of the Exchange Act;

(ii)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange on which the stock of the Company is then listed; and

(iii)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact’s discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January 2024.

/s/ Emmanuel Pitsilis
Emmanuel Pitsilis